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                             THE NETPLEX GROUP, INC.

                              Financial Statements

                                December 31, 1995

                   (With Independent Auditors' Report Thereon)

[Letterhead of KPMG Peat Marwick LLP]


                          Independent Auditors' Report


Stockholders
The Netplex Group, Inc.:

We have audited the accompanying balance sheet of The Netplex Group, Inc. as of December 31, 1995 and the related statements of earnings and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Netplex Group, Inc. as of December 31, 1995 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.




                                       /s/ KPMG Peat Marwick LLP


Jericho, New York
February 20, 1996

                             THE NETPLEX GROUP, INC.

                                  Balance Sheet

                                December 31, 1995

                                     Assets

Current assets:
  Cash                                                                $   18,991
  Accounts receivable, less allowance for
    doubtful accounts of $46,000                                       1,361,505
  Inventory                                                               27,583
  Prepaid expenses and other current assets                               16,117
  Due from related party, net                                            100,000
                                                                      ----------

        Total current assets                                           1,524,196

Furniture, fixtures and equipment, net                                    95,779
Other assets                                                              19,676
                                                                      ----------
        Total assets                                                  $1,639,651
                                                                      ==========

Liabilities and Stockholders' Equity

Current liabilities:
  Accounts payable and accrued expenses                                  617,195
  Deferred revenue                                                       399,437
  Note payable, bank                                                     100,000
  Note payable                                                           250,000
                                                                      ----------
        Total current liabilities                                      1,366,632
                                                                      ----------

Stockholders' equity:
  Common stock, no par value; 20,000,000
    shares authorized; 14,877,500 shares
    issued and outstanding                                               226,000
  Retained earnings                                                       47,019
                                                                      ----------
        Total stockholders' equity                                       273,019
                                                                      ----------
        Total liabilities and stockholders' equity                    $1,639,651
                                                                      ==========


See accompanying notes to financial statements.

                             THE NETPLEX GROUP, INC.

                   Statement of Earnings and Retained Earnings

    Year ended December 31, 1995

Revenue                                                             $ 6,270,081

Cost of revenue                                                       3,577,790
                                                                    -----------

Gross profit                                                          2,692,291

Selling, marketing and general and administrative
  expenses                                                            2,652,387
                                                                    -----------

Earnings from operations                                                 39,904

Interest expense                                                         (9,888)
                                                                    -----------

Earnings before provision for income taxes                               30,016

Provision for income taxes                                               12,000
                                                                    -----------

Net earnings                                                             18,016

Retained earnings, January 1, 1995                                       29,003
                                                                    -----------
Retained earnings, December 31, 1995                                $    47,019
                                                                    ===========


See accompanying notes to financial statements.

                             THE NETPLEX GROUP, INC.

                             Statement of Cash Flows

                          Year ended December 31, 1995

Operating activities:
  Net earnings                                                        $  18,016
  Adjustments to reconcile net earnings to net cash
    used in operating activities:
      Depreciation                                                       14,058
      Compensation expense associated with stock awards                   4,000
      Deferred income taxes                                              12,000
      Changes in assets and liabilities:
        Accounts receivable                                            (774,680)
        Inventory                                                        28,506
        Prepaid expenses and other current assets                        23,115
        Due to related party                                             50,000
        Other assets                                                    (14,095)
        Accounts payable and accrued expenses                           154,184
        Deferred revenue                                                310,472
                                                                      ---------

          Net cash used in operating activities                        (174,424)
                                                                      ---------
Investing activities:
   Capital expenditures                                                 (84,685)
                                                                      ---------

          Net cash used in investing activities                         (84,685)
                                                                      ---------

Financing activities:
   Line of credit advances                                              475,000
   Line of credit repayments                                           (375,000)
   Proceeds from note payable                                           250,000
   Amount advanced to related party                                    (150,000)
   Repayments of advances to related party                              (60,000)
                                                                      ---------

          Net cash provided by financing activities                     140,000
                                                                      ---------

          Decrease in cash                                             (119,109)

Cash at January 1, 1995                                                 138,100
                                                                      ---------

Cash at December 31, 1995                                             $  18,991
                                                                      =========

Supplemental information

Cash paid (refunded) during the year for:
  Interest                                                            $   9,087
                                                                      =========

  Income taxes                                                        $ (13,025)
                                                                      =========

See accompanying notes to financial statements.

                             THE NETPLEX GROUP, INC.

                          Notes to Financial Statements

                                December 31, 1995

(1)  Business and Summary of Significant Accounting Policies

     Basis of Presentation

     The Netplex Group, Inc. (the Company) was incorporated in the State of
        Virginia on September 11, 1986 under the name of SEARA Information Strategy Corp. In May 1991, the Company was sold to CompuServe Incorporated and changed its name to CompuServe Systems Integration Group Mid-Atlantic, Inc. On April 15, 1994, the Company changed its name to The Netplex Group, Inc. upon acquisition of the Company by new shareholders.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Nature of Business

     The Company operates in a single segment, the computer service industry as a computer network systems integrator providing networked based systems to the commercial marketplace. The Company also resells certain computer hardware and software products and offers consulting, software programming, implementation and training services.

     Inventory

     Inventory consists of computer supplies and parts and is stated at the lower of cost or market, with cost being determined principally by the first-in first-out method.

     Furniture, Fixtures and Equipment

     Furniture, fixtures and equipment are recorded at cost. Depreciation is provided over the estimated useful lives (5 to 7 years) of the respective assets using principally the straight-line method. Leasehold improvements are amortized using the straight-line method over the lesser of the lease term or estimated useful life of the assets.

      Revenue Recognition

      The Company recognizes revenue from computer hardware product sales when products are delivered. The Company recognizes revenue from software sales and licenses when the software is delivered provided no significant vendor and post-contract customer support (PCS) obligations remain and collectibility of the resulting receivables is probable. The Company provides a liability for insignificant vendor obligations related to recorded revenue. Consulting fees derived from installation, programming, training and other services are recognized when the services are performed. Deferred revenue represents the unearned portion of maintenance and service contract fees received which are included in revenue on a prorata basis over the life of the maintenance contracts or as the services are performed for service contracts. The Company has not provided any PCS other than that performed under maintenance agreements.


                                                                     (Continued)

                             THE NETPLEX GROUP, INC.

     Income Taxes

     Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be realized or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(2)  Concentration of Credit Risk

     The Company sells its products and services principally to major corporations, law firms and trade associations. Accounts receivable arise from sale of products and rendering of services. The Company extends credit to its customers based on their individual creditworthiness without collateral. For the year ended December 31, 1995 there were two customers that accounted for greater than 10% of the Company's revenue (33% and 22%, respectively).

(3)  Related Party Transactions

     The Company has had operating and financing transactions with a related company, America's Work Exchange, Inc. (AWE), a company with certain common ownership interests. Advances are non-interest bearing and due on demand. Activity and amounts due to and due from AWE as of and for the year ended December 31, 1995 is as follows:

                    Sales                              $  89,462
                    Purchases                            153,638
                    Management fee expense                50,000
                    Trade accounts receivable             32,113
                    Trade accounts payable                53,857
                    Advances receivable, net             100,000
                                                       =========

(4)   Furniture, Fixtures and Equipment

      Furniture, fixtures and equipment less accumulated depreciation and amortization at December 31, 1995 is as follows:

                    Office furniture and equipment     $  14,789
                    Computer equipment                    60,060
                    Computer software                     21,750
                    Leasehold improvements                16,033
                                                       ---------
                                                         112,632
                    Less: accumulated depreciation
                      and amortization                    16,853
                                                       ---------

                                                       $  95,779
                                                       =========


                                                                     (Continued)

                             THE NETPLEX GROUP, INC.

(5)  Financing Arrangements

     The Company entered into a $500,000 bank line of credit agreement that expires June 28, 1996 that provides for advances on the line of credit of 80% of eligible accounts receivable (as defined) up to $500,000. Amounts borrowed bear interest at various rates as defined under the agreement, including the bank's reference rate of prime (8.5% at December 31, 1995) plus 1%. Under this agreement, the Company must maintain certain levels of tangible net worth among other financial covenants. The Company was not in compliance with certain of its debt covenants at December 31, 1995 and this line of credit is due on demand. The borrowing arrangement is collateralized by the Company's assets and is personally guaranteed by two stockholders of the Company. The amount outstanding under the line of credit at December 31, 1995 was $100,000.

     The Company was advanced $250,000 in November 1995 by CompLink Ltd.
        (CompLink) in anticipation of the planned merger (note 10). Such amounts are repayable on demand on or after December 31, 1996 or if the Company materially (as defined) breaches the merger agreement (note 10) with CompLink. Interest, at an amount to be determined, will accrue if the planned merger is not consummated on or before March 31, 1996. In conjunction with this advance, the Company subsequently transferred $150,000 to another company party to the merger transaction, AWE, prior to December 31, 1995 under similar terms as the CompLink advance (note
        3), which advance was offset by a $50,000 management fee.

(6)  Income Taxes

     The components of the provision for income taxes for the year ended December 31, 1995 is as follows:

                    Deferred:
                      Federal                          $ 12,000
                                                       --------

                                                       $ 12,000

     The net deferred tax asset at December 31, 1995 consists of the following:

                      Accounts receivable reserves     $ 18,000
                      Depreciation                       16,000
                                                       --------
                                                         34,000
                      Valuation allowance               (34,000)
                                                       --------

                      Net deferred income taxes        $   --
                                                       ========

     The Company has provided a valuation allowance for its deferred tax asset since the Company could not conclude it was more likely than not that it would realize this asset due principally to the Company's recent taxable losses. There was no valuation allowance for the deferred tax asset as of January 1, 1995.

     A reconciliation between the actual income tax expense and income taxes computed by applying the statutory Federal income tax rate to earnings before provision for income taxes for the year ended December 31, 1995 is as follows:

                      Income tax expense at 34%        $ 10,200
                      Other                               1,800
                                                       --------

                                                       $ 12,000


                                                                     (Continued)

                             THE NETPLEX GROUP, INC.

     As of December 31, 1995, the Company has no available net operating loss carryforward.

(7)  Employee Benefits

     In March 1995, the Company adopted a 401(k) savings plan for the benefit of qualified employees. The Company does not provide postretirement or postemployment benefits to employees.

(8)  Commitments

     (a)  Leases

     The Company leases its Virginia and New Jersey office facilities under long-term operating lease arrangements which expire in March 2000 and April 2005, respectively. The leases require monthly payments of $8,015 and $4,783, respectively. The Virginia lease includes a 3% increase in base rent annually and both leases contain escalation provisions for certain costs incurred by the lessor. The Company also leases certain office furniture and equipment. Future minimum lease payments required under the leases are as follows:

                      1996                  $ 191,764
                      1997                    194,713
                      1998                    172,299
                      1999                    166,331
                      2000                     61,157
                                            =========

     Rent expense amounted to $116,229 for the year ended December 31, 1995.

     (b)  Employment Contracts

     The Company and three employees entered into employment contracts in May
        1994 for a period of three years. The contracts stipulate base salaries aggregating $240,000, subject to annual performance increases and may be terminated by the Company at will upon four weeks notice and include a one year's covenant not to compete upon such termination.

(9)  Stock Plans

     (a)  Restricted Stock Award Plan

     On April 26, 1994, the Company established a restricted stock plan whereby the Board of Directors was authorized to issue up to 1,500,000 common shares to nominated employees in recognition of outstanding performance. During April 1995, 85,000 shares were issued resulting in compensation expense of approximately $4,000. As of December 31, 1995, 1,432,500 shares were issued under the plan. The Company has the first right to purchase all employee shares issued under the plan at a price in accordance with the agreement. During 1995, 55,000 shares were acquired for a total of $900.

     (b)  Stock Option Plan

      Effective as of November 17, 1995 the Company adopted an incentive and non-qualified stock option plan. This option plan provides for the issuance of options to purchase up to 1,116,000 shares of (Continued)


                                                                     (Continued)

                             THE NETPLEX GROUP, INC.

        common stock and provides that all key Company employees are eligible to receive incentive and/or non-qualified stock options. The options will vest over a three year period and expire in ten years. During 1995 the Company granted options to purchase 1,116,000 shares of common stock under the option plan at an exercise price of $.35, including options to purchase 775,000 shares granted to officers of the Company. All options outstanding under the option plan and unexercised upon consummation of the merger (note 10) will be assumed by CompLink and will be exchanged for an equal number of CompLink stock options at similar terms except at an exercise price equal to the original exercise price divided by a share conversion ratio of .1176272. Based on the conversion ratio and market value of CompLink's common stock, the exercise price of the option on the date of the grant approximated the market value of the Company's common stock.

(10) Merger Agreement

     On November 20, 1995, the Company entered into an agreement and plan of reorganization and merger with CompLink whereby each outstanding share of the Company's common stock will be exchanged for .1176272 shares of CompLink's common stock. The agreement contemplates that a subsidiary of CompLink will merge into the Company after which the Company's shareholders will own approximately 27% of CompLink. The merger is subject to shareholder approval and there can be assurance that the agreement and plan of reorganization and merger will be approved and that the transaction contemplated by the agreement will close or become effective.

                             THE NETPLEX GROUP, INC.
                          (Formerly CompuServe Systems
                      Integration Group Mid-Atlantic, Inc.)

                              FINANCIAL STATEMENTS

                      APRIL 15, 1994 (Date of Acquisition)
                              TO DECEMBER 31, 1994

                                      with
                          INDEPENDENT AUDITORS' REPORT

                         TOCCI, GOLDSTEIN & COMPANY LLP
                          Certified Public Accountants

                             THE NETPLEX GROUP, INC.
       (Formerly CompuServe Systems Integration Group Mid-Atlantic, Inc.)

                                December 31, 1994



                                    CONTENTS

                                                                Page

INDEPENDENT AUDITORS' REPORT                                      1

FINANCIAL STATEMENTS

         Balance Sheet                                            2

         Statement of Operations                                  3

         Statement of Changes in Stockholders' Equity             4

         Statement of Cash Flows                                  5

         Notes to Financial Statements                           6-12


                         TOCCI, GOLDSTEIN & COMPANY LLP
                          Certified Public Accountants

TOCCI, GOLDSTEIN & COMPANY LLP
Certified Public Accountants

                                                119 West 57th Street, Suite 1210
                                                        New York, New York 10019
                                                          Telephone 212-245-0283
                                                          Facsimile 212-265-6635



                          INDEPENDENT AUDITORS' REPORT


The Stockholders and Board of Directors of
THE NETPLEX GROUP, INC.

We have audited the accompanying balance sheet of THE NETPLEX GROUP, INC. (Formerly CompuServe Systems Integration Group Mid-Atlantic, Inc.) as of December 31, 1994, and the related statements of operations, stockholders' equity and cash flows for the period April 15, 1994 (date of acquisition) to December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of THE NETPLEX GROUP, INC. as of December 31, 1994, and the results of its operations and its cash flows for the period April 15, 1994 (date of acquisition) to December 31, 1994 in conformity with generally accepted accounting principles.




New York, New York
November 27, 1995

                             THE NETPLEX GROUP, INC.
       (Formerly CompuServe Systems Integration Group Mid-Atlantic, Inc.)

                                  Balance Sheet

                                December 31, 1994

                                     Assets

Current assets:
     Cash                                                               $ 38,100
     Accounts receivable, less allowance for
         doubtful accounts of $21,793 (Note 4)                           586,825
     Inventories                                                          56,089
     Prepaid income taxes                                                 13,025
     Deferred tax asset (Note 5)                                          12,000
     Other assets                                                         26,207
                                                                        --------
                  Total current assets                                   832,246
                                                                        --------
Furniture and equipment, at cost (Note 1(h))
     Office furniture and equipment                                        2,080
     Data processing equipment                                            16,901
     Computer software                                                     8,966
                                                                        --------
                                                                          27,947

     Accumulated depreciation and amortization                             2,795
                                                                        --------

                  Net furniture and equipment                             25,152
                                                                        --------

Security Deposit                                                           5,581
                                                                        --------

                  Total assets                                          $862,979
                                                                        ========

                      Liabilities and Stockholders' Equity
Current liabilities:
     Accounts payable and accrued expenses                              $431,997
     Deferred revenue                                                     88,965
     Loan payable (Note 6)                                                60,000
     Payroll and sales taxes payable                                      31,014
                                                                        --------
                  Total liabilities                                      611,976
                                                                        --------

Commitments and contingencies (Note 8)

Stockholders' equity:
     Common stock - without par value;
         authorized 20,000,000 shares; issued
         and outstanding 14,847,500 shares                               222,000
     Retained earnings                                                    29,003
                                                                        --------
                  Total stockholders' equity                             251,003
                                                                        --------
                  Total liabilities and stockholders' equity            $862,979
                                                                        ========


   The accompanying notes are an integral part of these financial statements.

                         TOCCI, GOLDSTEIN & COMPANY LLP
                          Certified Public Accountants

                             THE NETPLEX GROUP, INC.
       (Formerly CompuServe Systems Integration Group Mid-Atlantic, Inc.)

                             Statement of Operations

            April 15, 1994 (Date of Acquisition) to December 31, 1994


Revenues (Note 1)                                                     $3,612,009
Cost of revenues                                                       2,302,072
                                                                      ----------
    Gross profit                                                       1,309,937

Selling, general and administrative expenses                           1,292,521
                                                                      ----------
    Operating income                                                      17,416

Interest expense                                                             413
                                                                      ----------
Income before income tax benefit                                          17,003
Income tax benefit (Note 5)                                               12,000
                                                                      ----------
Net profit                                                            $   29,003
                                                                      ==========




   The accompanying notes are an integral part of these financial statements.

                         TOCCI, GOLDSTEIN & COMPANY LLP
                          Certified Public Accountants

                             THE NETPLEX GROUP, INC.
       (Formerly CompuServe Systems Integration Group Mid-Atlantic, Inc.)

                  Statement of Changes in Stockholders' Equity

            April 15, 1994 (Date of Acquisition) to December 31, 1994


                                                Common Stock          Additional
                                            --------------------       Paid-In        Retained
                                            Shares        Amount       Capital        Earnings      Total
                                            ------        ------       -------        --------      -----
Balance at April 15, 1994 -
     Date of Acquisition                     2,000    $   100,000    $      --      $      --     $   100,000

     Net income                                                                          29,003        29,003

     Cancellation of no par value
         common stock in connection
         with stock split (note 9)          (2,000)      (100,000)       100,000                         --

     Issuance of no par value common
         stock in connection with
         stock split (note 9)           10,560,000        100,000       (100,000)                        --

     Sale of common stock                1,440,000        100,000                          --         100,000

     Common stock issued to
         employees                       2,847,500         22,000                          --          22,000
                                        ----------    -----------    -----------    -----------   -----------
Balance at December 31, 1994            14,847,500    $   222,000    $      --      $    29,003   $   251,003
                                        ==========    ===========    ===========    ===========   ===========


   The accompanying notes are an integral part of these financial statements.

                         TOCCI, GOLDSTEIN & COMPANY LLP
                          Certified Public Accountants

                             THE NETPLEX GROUP, INC.

                             Statement of Cash Flows

            April 15, 1994 (Date of Acquisition) to December 31, 1994


Cash flows from operating activities:
    Net income                                                        $  29,003
                                                                      ---------
    Adjustments to reconcile net income to net cash
       used in operating activities:
         Depreciation and amortization                                    2,795
         Changes in operating assets net of acquired liabilities:
             Increase in accounts receivable                           (341,500)
             Increase in inventories                                    (22,389)
             Increase in prepaid income taxes                           (13,025)
             Increase in deferred tax asset                             (12,000)
             Increase in other assets                                   (11,558)
             Increase in security deposit                                (5,581)
             Increase in accounts payable and accrued expenses          376,940
             Increase in payroll and sales taxes payable                (73,055)
             Decrease in deferred revenue                                29,563
                                                                      ---------
                  Total adjustments                                     (69,810)
                                                                      ---------

                  Net cash used in operating activities                 (40,807)
                                                                      ---------
Cash flows from investing activities:
    Purchase of furniture and equipment                                 (27,947)
                                                                      ---------

                  Net cash used in investing activities                 (27,947)
                                                                      ---------
Cash flows from financing activities:
    Sale of common stock                                                100,000
    Common stock issued to employees (Note 10)                           22,000
    Borrowings from related entity                                       60,000
                                                                      ---------
                  Net cash provided by financing activities             182,000
                                                                      ---------
                  Net increase in cash                                  113,246

Cash at beginning of period                                              24,854
                                                                      ---------
Cash at end of period                                                 $ 138,100
                                                                      =========

Supplemental disclosure of cash flow information:

    Income taxes paid during the year                                 $   1,579
                                                                      =========


   The accompanying notes are an integral part of these financial statements.

                         TOCCI, GOLDSTEIN & COMPANY LLP
                          Certified Public Accountants

                             THE NETPLEX GROUP, INC.
       (Formerly CompuServe Systems Integration Group Mid-Atlantic, Inc.)

                          Notes to Financial Statements

(1)  Summary of Significant Accounting Policies

     (a)  Change in name and ownership

          The Company was incorporated in the State of Virginia on September 11, 1986 under the name of SEARA Information Strategy Corp. In May, 1991, the Company was sold to CompuServe Incorporated and changed its name to CompuServe Systems Integration Group Mid-Atlantic, Inc. On April 15, 1994, the Company changed its name to THE NETPLEX GROUP, INC. upon the acquisition of the Company by new shareholders.

     (b)  Nature of business

          The Company operates a single segment business in the computer service industry as a computer network systems integrator providing networked based systems to the commercial marketplace. The Company also resells certain computer products and offers consulting, software programming, implementation and training services.

     (c)  Cash

          For the purpose of the statement of cash flows, cash includes demand deposits with commercial banks.

     (d)  Inventory valuation

          Inventories consist of computer supplies and repair parts and are stated at the lower of cost or market, with cost being determined principally by the first-in-first-out method.

     (e)  Depreciation and amortization

          Depreciation of furniture and equipment is provided over the estimated useful lives of the respective assets using principally the straight-line method. Computer software is amortized over five years using the straight-line method. Leasehold improvements are amortized using the straight-line method over the shorter of the lease term or estimated useful life of the asset.

     (f)  Revenue recognition

          The Company recognizes revenue from product sales when products are shipped or delivered, provided no significant vendor and post contract customer support (PCS) obligations remain and collectibility of the resulting receivable is probable. The Company provides a liability for


                                                                     (Continued)

                         TOCCI, GOLDSTEIN & COMPANY LLP
                          Certified Public Accountants

                             THE NETPLEX GROUP, INC.
       (Formerly CompuServe Systems Integration Group Mid-Atlantic, Inc.)

                          Notes to Financial Statements


(1)  Summary of Significant Accounting Policies (continued)

          insignificant vendor obligations related to recorded revenue. Revenue from services are recognized based on the performance of tasks as defined in the contracts. Deferred revenue represents the unearned portion of maintenance and service contracts sold which are included in revenue over the life of the contracts. The Company has not provided any PCS other than that performed under maintenance and service agreements.

     (g)  Income taxes

          Effective January 1, 1994, the Company adopted the method of accounting for income taxes prescribed by Statement of Financial Accounting Standards ("SFAS") No. 109. The effect of the adoption of SFAS No. 109 was not material.

     (h)  Acquisition of the Company

          On April 15, 1994, new shareholders acquired the stock of the Company for $100,000. The transaction was accounted for as a purchase. Accordingly, the purchase price was allocated to the assets and liabilities acquired in accordance with their fair values at the date of acquisition. The acquisition resulted in an excess of net assets acquired over cost of $113,970. Such excess has been allocated to the noncurrent assets acquired in the acquisition.

(2)  Concentration of credit risk

     The Company sells its products and services principally to law firms, trade associations and large multi-location companies. Accounts receivable arise from sale of products and rendering of services. The Company extends credit to its customers based on their individual creditworthiness without collateral.

(3)  Major customer

     A significant portion of the Company's business is received from a few customers the loss of which could have a material effect on the Company. For the period April 15, 1994 (Date of Acquisition) to December 31, 1994, approximately 15% of total gross profit was attributable to one customer.

(4)  Accounts receivable

     Included in accounts receivable are unbilled receivables of $275,408 which will be billed and collected in accordance with contractual agreements. It is anticipated that all unbilled receivables will be billed and collected in 1995.

                                                                     (Continued)

                         TOCCI, GOLDSTEIN & COMPANY LLP
                          Certified Public Accountants

                             THE NETPLEX GROUP, INC.
       (Formerly CompuServe Systems Integration Group Mid-Atlantic, Inc.)

                          Notes to Financial Statements



(5)  Income taxes

     The net deferred tax asset at December 31, 1994 consist of the following:

                  Net operating loss carryforward                      $ 12,000
                  Valuation allowance                                         0
                                                                       --------
                                                                       $ 12,000
                                                                       ========


     The deferred tax asset balance results from the tax benefit of a net operating loss carryforward. As it is more likely than not that the future tax benefit of the net operating loss carryforward will be realized, no valuation allowance has been recorded for the deferred tax asset.

     The components of the income tax benefit for the period April 15, 1994 (Date of Acquisition) to December 31, 1994 are as follows:

                      Currently payable:
                           Federal                                      $     0
                           State and local                                    0
                                                                       --------
                                                                              0
                                                                       --------

                      Deferred tax asset:
                           Federal                                       (8,200)
                           State and local                               (3,800)
                                                                       --------
                                                                        (12,000)
                                                                       --------
                      Income tax benefit                               $(12,000)
                                                                       ========

     A reconciliation of income taxes at the statutory rate to the Company's effective rate is as follows:

                                    Statutory rate                     (34.0)%
                                    Net operating loss carryforwards    34.0 %
                                                                       -----
                                    Effective income tax rate            --  %
                                                                       =====


     As of December 31, 1994, the Company has a net operating loss carryforward of approximately $24,000 that may be used to offset future taxable income. The loss carryforward expires in the year 2010.

                                                                     (Continued)

                         TOCCI, GOLDSTEIN & COMPANY LLP
                          Certified Public Accountants

                             THE NETPLEX GROUP, INC.
       (Formerly CompuServe Systems Integration Group Mid-Atlantic, Inc.)

                          Notes to Financial Statements

(6)  Related party transaction

     During 1994, the Company borrowed $60,000 from an entity owned by three shareholders of the Company. At December 31, 1994, the unpaid balance was $60,000. The loan bears no interest and has no stated maturity date.

(7)  Employee benefits

     The Company does not provide postretirement or postemployment benefits to employees. The cost of employee benefits and compensated leave are accrued as they are vested to the employee.

(8)  Lease commitment

     The Company leases its office facility under a long-term operating lease arrangement which expires in March 2000. The lease requires monthly payments of $8,015 and a 3% increase in base rent annually, and an escalation provision for certain costs incurred by the lessor. Future minimum lease payments over the next five years and in the aggregate thereafter are as follows:

            Year Ending December 31,              Minimum Payment

                      1995                           $  96,186
                      1996                              99,072
                      1997                             102,044
                      1998                             105,105
                      1999                             108,258
                      Thereafter                        27,877
                                                     ---------
                                                     $ 538,542
                                                     =========

     Rent expense amounted to $54,434 for the period April 15, 1994 (Date of Acquisition) to December 31, 1994.

(9)  Common Stock Conversion

     On April 26, 1994, the Board of Directors approved (a) an increase in the authorized number of shares of the Company to 20,000,000 shares of common stock without par value, and (b) the issuance of 5,280 shares of common stock for each share of common stock outstanding at October 11, 1994. The Company issued 10,560,000 shares of common stock to effectuate the stock split. At December 31, 1994, 14,487,500 shares of common stock were outstanding.

                                                                     (Continued)

                         TOCCI, GOLDSTEIN & COMPANY LLP
                          Certified Public Accountants

                             THE NETPLEX GROUP, INC.
       (Formerly CompuServe Systems Integration Group Mid-Atlantic, Inc.)

                          Notes to Financial Statements




(10) Incentive Stock Award Plan

     The Company has a restricted stock plan whereby the Board of Directors authorize the officers to grant awards to nominated employees in recognition of outstanding performance. During 1994, 1,347,500 shares were issued under the plan and the related costs were charged to operations.

(11) Pro Forma Results of Operations

     The following pro forma information represents the results of operations as though the Company had been acquired at the beginning of the year:






Revenues (Note 1)
Cost of revenues

    Gross profit

Selling, general and administrative expenses

    Operating income (loss)

Interest expense

Income (loss) before income tax benefit
Income tax benefit (Note 5)

Net income (loss)

(12) Subsequent Events (Unaudited)

     (a)  Borrowing Arrangement

          The Company entered into a $500,000 bank line of credit agreement dated June 28, 1995. Amounts borrowed bear interest at various rates as defined under the agreement, including the banks reference rate of prime plus 1 percent. Under this agreement, the Company must maintain certain levels of working capital and net worth and is subject to certain restrictive covenants. The borrowing agreement is collateralized by the Company's assets and is personally guaranteed by two stockholders of the Company.


                                                                     (Continued)

                         TOCCI, GOLDSTEIN & COMPANY LLP
                          Certified Public Accountants

                             THE NETPLEX GROUP, INC.
       (Formerly CompuServe Systems Integration Group Mid-Atlantic, Inc.)

                          Notes to Financial Statements



(12) Subsequent Events (Unaudited) (continued)

     (b)  Merger Agreement

          On November 17, 1995, the Company entered into an agreement and plan of reorganization and merger with Complink Ltd. The agreement contemplates that a subsidiary of Complink Ltd. will merge into the Company after which the Company's shareholders will own approximately 27 percent of Complink Ltd. The agreement is subject to shareholder approval and there can be no assurance that the agreement and plan of reorganization and merger will be approved and that the transaction contemplated by the agreement will close or become effective.

     (c)  Employee benefits

          In March 1995, the Company adopted a 401(k) saving plan for the benefit of qualified employees.

     (d)  Lease commitments

          The Company entered into new long-term operating agreements for the lease of office space and certain equipment under various noncancellable operating leases. Future minimum lease payments required under the leases are as follows:

                          Year Ending December 31,             Minimum Payment
                          ------------------------             ---------------

                                    1995                         $ 120,407
                                    1996                           184,719
                                    1997                           187,669
                                    1998                           170,661
                                    1999                           166,331
                                   Thereafter                       61,157
                                                                 ---------
                                                                 $ 890,944
                                                                 =========



                                                                     (Continued)

                         TOCCI, GOLDSTEIN & COMPANY LLP
                          Certified Public Accountants

                             THE NETPLEX GROUP, INC.
       (Formerly CompuServe Systems Integration Group Mid-Atlantic, Inc.)

                          Notes to Financial Statements



(12) Subsequent Events (Unaudited) (continued)

     (e)  Stock Option Plan

          On November 17, 1995, the Company adopted an incentive and nonqualified stock option plan entitled "The 1995 Incentive and Nonqualified Stock Option Plan." The incentive provision of the plan is intended to qualify under Section 422 of the Internal Revenue Code. Under the terms of the plan, options to purchase common stock are granted at not less than the estimated fair market value at the date of the grant and are exercisable during specified future periods.

          A summary of stock options granted are as follows:

                                            Options    Shares   Exercise Price
                                            Granted    Issued     per Share
                                            -------    ------     ---------
             Incentive stock options       1,116,000       0        $0.35
             Nonqualified stock options            0       0        $0.35
                                           ---------    ----
                                           1,116,000       0
                                           =========    ====

                         TOCCI, GOLDSTEIN & COMPANY LLP
                          Certified Public Accountants

                          AMERICA'S WORK EXCHANGE, INC.
                                 AND SUBSIDIARY
                          (A Development Stage Company)

                        Consolidated Financial Statements

                           December 31, 1995 and 1994

                   (With Independent Auditors' Report Thereon)

[Letterhead of KPMG Peat Marwick LLP]



                          Independent Auditors' Report


Stockholders
America's Work Exchange, Inc.
  and Subsidiary:

We have audited the accompanying consolidated balance sheets of America's Work Exchange, Inc. and subsidiary (a development stage company) as of December 31, 1995 and 1994 and the related consolidated statements of operations and deficit accumulated during the development stage and cash flows for the year ended December 31, 1995 and for the period April 21, 1994 (inception) to December 31, 1994. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of America's Work Exchange, Inc. and subsidiary (a development stage company) as of December 31, 1995 and 1994 and the results of their operations and their cash flows for the year ended December 31, 1995 and for the period April 21, 1994 (inception) to December 31, 1994 in conformity with generally accepted accounting principles.


                                       /s/ KPMG Peat Marwick LLP


Jericho, New York
February 27, 1996

                  AMERICA'S WORK EXCHANGE, INC. AND SUBSIDIARY
                          (A Development Stage Company)

                           Consolidated Balance Sheets

                           December 31, 1995 and 1994

                   Assets                                   1995         1994
                                                            ----         ----
Current assets:
  Cash and cash equivalents                             $   821,720      74,879
  Accounts receivable                                     1,964,666        --
  Amounts receivable from related party                      53,857      60,000
  Prepaid expenses                                            4,382        --
  Income taxes receivable                                    30,168        --
                                                        -----------    --------

          Total current assets                            2,874,793     134,879

Furniture, fixtures and equipment, net                      110,626       6,066
Costs in excess of fair value of net assets acquired        399,838        --
Other assets                                                  2,658        --
                                                        -----------    --------
          Total assets                                  $ 3,387,915     140,945
                                                        ===========    ========

                   Liabilities and Stockholders' Equity

Current liabilities:
  Accounts payable and accrued expenses                   2,915,912        --
  Amounts payable to related party                           26,863      12,000
  Deferred income taxes                                      34,000        --
  Advance from related party, net                           100,000        --
  Loan payable                                               59,870        --
                                                        -----------    --------
          Total current liabilities                       3,136,645      12,000
                                                        -----------    --------
Loan payable                                                   --        59,870
                                                        -----------    --------
Stockholders' equity:
  Common stock, Par value $.001 per share;
    25,000,000 shares authorized, 7,918,750
    and 10,000,000 issued and outstanding,
    respectively                                              7,919      10,000
  Additional paid-in-capital                                377,181      90,100
  Deficit accumulated during the development stage         (133,830)    (31,025)
                                                        -----------    --------
          Total stockholders' equity                        251,270      69,075
                                                        -----------    --------
Commitments

          Total liabilities and stockholders' equity    $ 3,387,915     140,945
                                                        ===========    ========


See accompanying notes to consolidated financial statements.

                  AMERICA'S WORK EXCHANGE, INC. AND SUBSIDIARY
                          (A Development Stage Company)

          Consolidated Statements of Operations and Deficit Accumulated
                          During the Development Stage

               For the year ended December 31, 1995 and the period April 21, 1994 (inception) to December 31, 1994 and
                                December 31, 1995

                                                              Apr. 21, 1994    Apr. 21, 1994
                                             Year ended      (inception) to    (inception) to
                                            Dec. 31, 1995     Dec. 31, 1994    Dec. 31, 1995
                                            -------------     -------------    -------------
Revenue                                       $ 162,338              --            162,338

Cost of revenue                                 131,355              --            131,355
                                              ---------         ---------        ---------

Gross profit                                     30,983              --             30,983

Selling, marketing and general and
  administrative expenses                       126,580            29,438          156,018
                                              ---------         ---------        ---------

Loss from operations                            (95,597)          (29,438)        (125,035)

Interest expense, net                            (7,208)           (1,587)          (8,795)
                                              ---------         ---------        ---------

Loss before provision for income taxes         (102,805)          (31,025)        (133,830)

Provision for income taxes                         --                --               --

Net loss                                       (102,805)          (31,025)        (133,830)

Deficit accumulated during the development
  stage, beginning of period                    (31,025)             --               --
                                              ---------         ---------        ---------

Deficit accumulated during the development
  stage, end of period                        $(133,830)          (31,025)        (133,830)
                                              =========         =========        =========


See accompanying notes to consolidated financial statements.

                  AMERICA'S WORK EXCHANGE, INC. AND SUBSIDIARY
                          (A Development Stage Company)

                      Consolidated Statements of Cash Flows

               For the year ended December 31, 1995 and the period April 21, 1994 (inception) to December 31, 1994 and
                                December 31, 1995

                                                                               Apr. 21, 1994      Apr. 21, 1994
                                                             Year ended        (inception) to     (inception) to
                                                            Dec. 31, 1995      Dec. 31, 1994      Dec. 31, 1995
                                                            -------------      -------------      -------------
Operating activities:
  Net loss                                                    $(102,805)           (31,025)          (133,830)
  Adjustments to reconcile net loss to net cash used in
    operating activities:
      Depreciation                                                5,000               --                5,000
      Changes in assets and liabilities, net
        of effects of acquisition:
          Amounts receivable from related party                   6,143               --                6,143
          Accounts payable and accrued expenses                  63,712               --               63,712
          Amounts payable to related party                       14,863             12,000             26,863
                                                              ---------          ---------          ---------

          Net cash used in operating activities                 (13,087)           (19,025)           (32,112)
                                                              ---------          ---------          ---------

Investing activities:
  Capital expenditures                                          (31,007)            (6,066)           (37,073)
  Cash acquired in acquisition                                  690,935               --              690,935
                                                              ---------          ---------          ---------

          Net cash provided by (used in)
            investing activities                                659,928             (6,066)           653,862
                                                              ---------          ---------          ---------

Financing activities:
  Proceeds on advance from related party, net                   100,000            (60,000)            40,000
  Loan payable advance                                             --               59,870             59,870
  Proceeds on capitalization                                       --              100,100            100,100
                                                              ---------          ---------          ---------

          Net cash provided by financing activities             100,000             99,970            199,970
                                                              ---------          ---------          ---------

          Increase in cash and cash equivalents                 746,841             74,879            821,720

Cash and cash equivalents at beginning of period                 74,879               --                 --
                                                              ---------          ---------          ---------

Cash and cash equivalents at end of period                    $ 821,720             74,879            821,720
                                                              =========          =========          =========

Supplemental information

Cash paid during the periods for:
  Interest                                                    $   8,993              2,245             11,238
                                                              =========          =========          =========

  Income taxes                                                $    --                 --                 --
                                                              =========          =========          =========


See accompanying notes to consolidated financial statements.

                  AMERICA'S WORK EXCHANGE, INC. AND SUBSIDIARY
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

                           December 31, 1995 and 1994

(1)  Business and Significant Accounting Policies

     Business and Basis of Presentation

     America's Work Exchange, Inc. (AWE or the Company) was formed in April 1994 as a contingency staffing firm which will provide contract computer professionals to organizations in need of project specific staffing. The Company was in its development stage through December 31, 1995 but began to generate revenues from computer consulting services during the year ended December 31, 1995. The Company is still in the development stage at December 31, 1995 because it has not commenced generating revenues from its planned primary business activities.

     As of December 28, 1995, the Company acquired Software Resources of New
        Jersey, Inc. (SRNJ) in a transaction accounted for as a purchase with SRNJ becoming a wholly-owned subsidiary of the Company (note 2). SRNJ was incorporated in 1985 as a data processing consultant cooperative serving the New York Metropolitan area. SRNJ provides computer programming consulting services to customers, while providing business and administrative services to its programmer employees. All significant intercompany transactions and balances have been eliminated in consolidation.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Revenue Recognition

     The Company and SRNJ recognize revenue as contract computer consulting services are performed and the cost of service is incurred.

     Cash Equivalents

     The Company considers all highly liquid investments with a maturity, at date of purchase, of three months or less to be cash equivalents. Cash equivalents at December 31, 1995 and 1994 are comprised of demand deposit, money market accounts and a mutual fund account. Non-cash investing activities for the year ended December 31, 1995 include the issuance of 2,262,500 shares of common stock to acquire SRNJ (note 2) and the cancellation of 4,343,750 shares held by two shareholders (note
        11).

     Furniture, Fixtures and Equipment

     Furniture, fixtures and equipment are stated at cost. Depreciation is provided for over the estimated useful lives of the assets on a straight-line basis upon placement in service.

     Costs in Excess of Fair Value of Net Assets Acquired

     The costs in excess of fair value of net assets acquired (goodwill) is being amortized on a straight-line basis over fifteen years. The recovery of the unamortized goodwill balance is evaluated utilizing the undiscounted net earnings of the acquired company.


                                                                     (Continued)

                  AMERICA'S WORK EXCHANGE, INC. AND SUBSIDIARY
                          (A Development Stage Company)

              Notes to Consolidated Financial Statements, Continued

     Income Taxes

     The Company filed its initial federal income tax return in 1994 and will file its 1995 federal income tax return as a development stage company whereby the loss for the year for income tax purposes will be recognized over the following five years income tax filings.

     SRNJ files its corporate tax returns using the cash basis of accounting.
        Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be realized or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     The Company and SRNJ will file consolidated federal and state income tax returns beginning in 1996.

(2)  Acquisition

     As of December 28, 1995, the Company purchased all of the net assets of SRNJ in exchange for 2,262,500 shares of common stock. The fair market value of the common stock of $285,000 was determined based on the price per share received by AWE for the most recent sale of its common stock in an arm's length transaction. The acquisition was accounted for as a purchase whereby the acquisition costs were allocated to the various assets purchased and liabilities assumed based on their respective fair values. The total assets and liabilities of SRNJ at acquisition date amounted to approximately $2,771,000 and $2,886,000, respectively. The operating results of SRNJ have not been included in the consolidated operating results of the Company for the one business day in the year ended December 31, 1995 subsequent to the acquisition due to their being immaterial. For accounting purposes, the operating results of SRNJ will be included with those of the Company effective January 1, 1996. The acquisition resulted in costs in excess of fair value of net assets acquired of $399,838. In accordance with a Memorandum of Agreement, in the event the merger among CompLink, Ltd. (CompLink) and AWE (note 13) does not occur by July 31, 1996 or such later date as to which the parties may agree, but not later than December 31, 1996, the acquisition of SRNJ by AWE will be rescinded. The following unaudited proforma combined results of operations for 1995 and 1994 have been prepared assuming that the acquisition of SRNJ occurred at the beginning of each period. In preparing the proforma data, adjustments have been made for
        (i) the amortization of goodwill in 1995 and 1994 and (ii) the elimination of SRNJ compensation expense in 1995 associated with stock grants to two minority shareholders. The following information is not necessarily indicative of results of operations that would have occurred nor is it necessarily indicative of future results of operations of the combined companies.

                                             1995          1994
                                             ----          ----

                  Net revenue           $ 20,512,271    15,030,555
                                        ============   ===========

                  Net earnings (loss)   $   (191,497)       10,121
                                        ============   ===========


                                                                     (Continued)

                  AMERICA'S WORK EXCHANGE, INC. AND SUBSIDIARY
                          (A Development Stage Company)

              Notes to Consolidated Financial Statements, Continued

(3)  Furniture, Fixtures and Equipment

     Furniture, fixtures and equipment less accumulated depreciation consist of the following at December 31, 1995 and 1994:

                                                      1995       1994
                                                      ----       ----
               Office and computer equipment       $ 104,624      6,066
               Furniture and fixtures                 11,002          -
                                                   ---------   --------
                                                     115,626      6,066
               Less accumulated depreciation           5,000          -
                                                   ---------   --------

                                                   $ 110,626      6,066
                                                   =========   ========

(4)  Related Party Transactions

     The Company has had operating and funding transactions with a related company, The Netplex Group, Inc. (Netplex), a company with certain common ownership interests. Advances are non-interest bearing and are due on demand. Activity and amounts due to and due from Netplex as of and for the year ended December 31, 1995 and for the period April 21, 1994 (inception) to December 31, 1994 is as follows:

                                                                  As of and
                                                  As of and     for the period
                                                   for the      Apr. 21, 1994
                                                  year ended    (inception) to
                                                 Dec. 31, 1995  Dec. 31, 1994
                                                 -------------  -------------
               Sales                               $  153,638         --
               Purchases                               61,940         --
               Management fee income                   50,000         --
               Trade accounts receivable               53,857         --
               Trade accounts payable                  32,113       12,000
               Advances (payable) receivable         (100,000)      60,000
                                                   ==========      =======

(5)  Loan Payable

     The Company in 1994 was advanced $59,870 from a relative of one of the Company's stockholders. The loan bears interest at 15% and is due on August 15, 1996.

(6)  Income Taxes

     Due to the incurrence of net operating loss carryforwards, there is no provision for income taxes for the year ended December 31, 1995 and for the period April 21, 1994 (inception) to December 31, 1994.


                                                                     (Continued)

                  AMERICA'S WORK EXCHANGE, INC. AND SUBSIDIARY
                          (A Development Stage Company)

              Notes to Consolidated Financial Statements, Continued

     A reconciliation between the actual income tax expense and income taxes computed by applying the statutory Federal income tax rate to loss before provision for income taxes for the year ended December 31, 1995 and for the period April 21, 1994 (inception) to December 31, 1994 is as follows:

                                                                For the period
                                                                Apr. 21, 1994
                                                 Year ended     (inception) to
                                                Dec. 31, 1995   Dec. 31, 1994
                                                -------------   -------------

                Income tax benefit at 34%         $ (34,954)       (10,549)
                Net operating loss carryforward      34,954         10,549
                                                  ---------       --------

                                                  $    --             --
                                                  =========        =======

     The tax effects of temporary differences that give rise to significant portions of the deferred tax asset and liability at December 31, 1995 and 1994 are presented below:

                                                          1995         1994
                                                          ----         ----
                Deferred tax asset:
                  Net operating loss carryforward      $  51,000       12,000
                  Less valuation allowance               (51,000)     (12,000)
                                                       ---------     --------

                         Deferred tax asset            $    --           --
                                                       =========     ========

                Deferred tax liability:
                  Accrual to cash adjustment              22,000         --
                  Property and equipment, principally
                    due to differences in depreciation    12,000         --
                                                       ---------     --------

                         Deferred tax liability        $  34,000         --
                                                       =========   ==========

     The Company has provided a valuation allowance for the entire deferred tax asset since the Company can not conclude that it is more likely then not that it will realize this asset due to the Company's history of operating losses.

     At December 31, 1995, the Company has approximately $134,000 of net operating loss carryforwards (NOL's) available for Federal income tax purposes expiring in varying amounts through 2010. SRNJ utilized approximately $104,000 of its 1995 NOL to carryback to 1994 thereby generating an income tax receivable of approximately $30,000 at December 31, 1995. The future annual usage of the Company's NOL's for income tax purposes will be subject to annual limitations due to the change in ownership from the Company's acquisition of SRNJ.

(7)  Business and Credit Concentrations

     The majority of the Company's and SRNJ's customers are corporations and technical programming brokers. No customers have accounted for more than 10% of the Company's revenues to unaffiliated customers through December 31, 1995.

                                                                     (Continued)

                  AMERICA'S WORK EXCHANGE, INC. AND SUBSIDIARY
                          (A Development Stage Company)

              Notes to Consolidated Financial Statements, Continued

(8)  Employee Benefit Plans

     SRNJ provides a profit sharing plan and a 401(k) plan for its employees.
        SRNJ contributes 10% to the profit sharing plan and matches employees' contributions to the 401(k) plan. The Company does not provide its employees any postretirement or postemployment benefits.

(9)  Lease Commitments

     SRNJ leases its office facility under a long-term lease agreement that expires in June 1998. SRNJ also leases various office equipment and AWE began to rent in 1996 its New Jersey office from Netplex on a month to month basis. The lease for the office facility requires SRNJ to pay its proportionate share of real estate taxes and other common charges. The following is a schedule of future minimum lease payments for noncancellable operating leases (with initial or remaining terms in excess of one year) as of December 31, 1995:

                Year ending December 31:
                  1996                           $ 20,423
                  1997                             19,727
                  1998                              8,280
                                                 --------

                Total minimum lease payments     $ 48,430
                                                 ========

     There was no rent expense for the year ended December 31, 1995 and for the period April 21, 1994 (inception) to December 31, 1994.

(10) Commitments

     In 1994, AWE entered into an agreement with a third party software developer for the development of a database program in exchange for deferred payments of approximately $212,000 payable over three years with interest at 8%. AWE is not obligated to make any such payments until such time as the program is accepted. Through February 27, 1996 the program has not been accepted by AWE. Final acceptance is expected to occur by June 1996.

     Upon the acquisition of SRNJ, its president entered into a seven year employment contract with AWE. The contract stipulates a base salary of $150,000, subject to annual performance increases, and an annual bonus of approximately $33,000, subject to SRNJ meeting certain financial requirements.

(11) Common Stock

     In November 1995, two shareholders of the Company cancelled their shares totaling 3,393,750 and 950,000, respectively for no consideration. The corresponding par value of $4,344 has been transferred to additional paid in capital from common stock. The share cancellation can be rescinded if the CompLink merger (note 13) is not consummated by July 31, 1996 or such later date as to which the parties may agree, but not later than December 31, 1996.


                                                                     (Continued)

                  AMERICA'S WORK EXCHANGE, INC. AND SUBSIDIARY
                          (A Development Stage Company)

              Notes to Consolidated Financial Statements, Continued

(12) Stock Option Plan

     Effective November 17, 1995, the Company adopted an incentive and non-qualified stock option plan. This option plan provides for the issuance of options to purchase up to 575,000 shares of common stock and provides that all key Company employees are eligible to receive incentive and/or non-qualified stock options. The options will vest over a three year period and expire in ten years. During 1995, the Company granted options to purchase 575,000 shares of common stock under the option plan at an exercise price of $.55, including options to purchase 525,000 shares granted to officers of the Company. All options outstanding under the option plan and unexercised upon consummation of the merger (note 13) will be assumed by CompLink and will be exchanged for an equal number of CompLink stock options at similar terms except at an exercise price equal to the original exercise price divided by a share conversion ratio of .1894238. Based upon the conversion ratio and market value of CompLink's common stock, the exercise price of the options on the date of grant approximated the market value of the Company's common stock.

(13) Merger

     On November 20, 1995, the Company entered into an agreement and plan of reorganization and merger with CompLink whereby each outstanding share of the Company's outstanding common stock will be exchanged for .1894238 shares of CompLink common stock. The merger is subject to shareholder approval and there can be no assurance that the agreement and plan of reorganization and merger will be approved and that the transaction contemplated by the agreement will close or become effective.

[Letterhead of KPMG Peat Marwick LLP]



                          Independent Auditors' Report

Stockholders
Software Resources of New Jersey, Inc.:


We have audited the accompanying balance sheets of Software Resources of New Jersey, Inc. as of December 31, 1995 and 1994 and the related statements of operations and accumulated deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Software Resources of New Jersey, Inc. as of December 31, 1995 and 1994 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

As discussed in note 1 to the financial statements, the Company changed its method of accounting for investments in 1994.



                                       KPMG PEAT MARWICK LLP


Jericho, New York
February 27, 1996

                     SOFTWARE RESOURCES OF NEW JERSEY, INC.

                                 Balance Sheets

                           December 31, 1995 and 1994

          Assets                                        1995            1994
                                                        ----            ----
Current assets:
  Cash and cash equivalents                         $   690,934         401,874
  Investments                                              --           172,038
  Accounts receivable                                 1,964,666       1,273,684
  Prepaid expenses                                        4,382            --
  Income taxes receivable                                30,168            --
  Advances to related party                                --            37,774
  Loan receivable                                          --            12,540
                                                    -----------     -----------

               Total current assets                   2,690,150       1,897,910

Furniture, fixtures and equipment, net                   78,553          48,070
Other assets                                              2,658           2,658
                                                    -----------     -----------

               Total assets                         $ 2,771,361       1,948,638
                                                    ===========     ===========

          Liabilities and Stockholders' Deficit

Current liabilities:
  Accounts payable and accrued expenses               2,850,928       1,916,435
  Amounts payable to stockholder, net                     1,271          24,349
  Income taxes payable                                     --            36,000
  Deferred income taxes                                  34,000          25,000
                                                    -----------     -----------

               Total current liabilities              2,886,199       2,001,784
                                                    -----------     -----------
Stockholders' deficit:
  Common stock, par value $1 per share; 100
    shares authorized, 100 and 91 shares
    issued and outstanding, respectively                    100              91
  Additional paid-in capital                             18,900             909
  Accumulated deficit                                  (133,838)        (54,146)
                                                    -----------     -----------

               Total stockholders' deficit             (114,838)        (53,146)
                                                    -----------     -----------
Commitments

               Total liabilities and
                 stockholders' deficit              $ 2,771,361       1,948,638
                                                    ===========     ===========


See accompanying notes to financial statements.

                     SOFTWARE RESOURCES OF NEW JERSEY, INC.

                Statements of Operations and Accumulated Deficit

                     Years ended December 31, 1995 and 1994

                                                      1995              1994
                                                      ----              ----
Revenue                                           $ 20,349,933       15,030,555

Cost of revenue                                     19,804,093       14,570,646
                                                  ------------     ------------

Gross profit                                           545,840          459,909

Selling, marketing and general and
  administrative expenses                              686,908          364,463
                                                  ------------     ------------

Earnings (loss) from operations                       (141,068)          95,446
                                                  ------------     ------------
Other income:
  Interest income                                       22,169            9,946
  Gains on investments, net                             14,175           23,754
  Other                                                  9,032             --
                                                  ------------     ------------
                                                        45,376           33,700
                                                  ------------     ------------

Earnings (loss) before provision for
  (recovery of) income taxes                           (95,692)         129,146

Provision for (recovery of) income taxes               (16,000)          61,000
                                                  ------------     ------------

Net earnings (loss)                                    (79,692)          68,146

Accumulated deficit at beginning of year               (54,146)        (122,292)
                                                  ------------     ------------

Accumulated deficit at end of year                $   (133,838)         (54,146)
                                                  ============     ============


See accompanying notes to financial statements.

                     SOFTWARE RESOURCES OF NEW JERSEY, INC.

                            Statements of Cash Flows

                     Years ended December 31, 1995 and 1994

                                                             1995         1994
                                                             ----         ----
Operating activities:
  Net earnings (loss)                                    $ (79,692)      68,146
  Adjustments to reconcile net earnings (loss)
    to net cash provided by operating activities:
      Compensation expense on stock awards                  18,000         --
      Depreciation                                          22,339       10,111
      Gains on investments, net                            (14,175)     (23,754)
      Provision for deferred income taxes                    9,000       25,000
      Changes in assets and liabilities:
        Accounts receivable                               (690,982)    (318,720)
        Prepaid expenses                                    (4,382)        --
        Accounts payable and accrued expenses              934,493      571,732
        Income taxes (receivable) payable                  (66,168)      36,000
                                                         ---------    ---------

          Net cash provided by operating activities        128,433      368,515
                                                         ---------    ---------

Investing activities:
  Purchases of investments                                (385,470)    (385,432)
  Proceeds on sales of investments                         571,683      249,148
  Capital expenditures                                     (52,822)     (42,093)
  Advance on loan receivable                                  --        (30,000)
  Payments on loan receivable                               12,540       17,460
                                                         ---------    ---------

          Net cash provided by (used in) investing
            activities                                     145,931     (190,917)
                                                         ---------    ---------

Financing activities:
  Amounts advanced to stockholder                          (23,078)     (23,644)
  Advances to related party                                 (2,961)     (37,774)
  Payments received on related party advances               40,735         --
                                                         ---------    ---------

          Net cash provided by (used in) financing
            activities                                      14,696      (61,418)
                                                         ---------    ---------

          Increase in cash and cash equivalents            289,060      116,180

Cash and cash equivalents at beginning of year             401,874      285,694
                                                         ---------    ---------

Cash and cash equivalents at end of year                 $ 690,934      401,874
                                                         =========    =========
Supplemental information

Cash paid during the years for:
  Interest                                               $    --           --
                                                         =========    =========

  Income taxes                                           $  41,168         --
                                                         =========    =========


See accompanying notes to financial statements.

                     SOFTWARE RESOURCES OF NEW JERSEY, INC.

                          Notes to Financial Statements

                           December 31, 1995 and 1994

(1)  Business and Significant Accounting Policies

     Business and Basis of Presentation

     Software Resources of New Jersey, Inc. (the Company) was incorporated in
        1985 as a data processing consultant cooperative serving the New York Metropolitan area. The Company provides computer programming consulting services to customers, while providing business and administrative services to its programmer employees.

     As of December 28, 1995, the Company entered into a sale agreement and plan of reorganization and merger with America's Work Exchange, Inc.
        (AWE) whereby all of the Company's outstanding common stock was acquired by AWE. In accordance with a Memorandum of Agreement, in the event the merger among CompLink, Ltd. (CompLink) and AWE (note 11) does not occur by July 31, 1996 or such later date as to which the parties may agree, but not later than December 31, 1996, the acquisition of the Company by AWE will be rescinded. The accompanying financial statements have been prepared on a stand-alone basis.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Revenue Recognition

     The Company recognizes revenue as contract computer consulting services are performed and the cost of service is incurred. The difference between revenue received from customers and direct service employee costs (gross profit) represents the Company's fee for providing business and administrative services to their programmer employees.

     Cash Equivalents

     The Company considers all highly liquid investments with a maturity, at date of purchase, of three months or less to be cash equivalents. Cash equivalents at December 31, 1995 and 1994 are comprised of demand deposits, money market accounts and a mutual fund account.

     Investments

     Investments at December 31, 1994 consisted primarily of marketable equity securities. The Company adopted the provisions of Statement of Financial Accounting Standards No.115, "Accounting for Certain Investments in Debt and Equity Securities" (Statement 115) at January 1, 1994. Under Statement 115, debt and marketable equity securities are classified in one of three categories: trading, available for sale, or held-to-maturity. Trading securities are bought and held principally for the purpose of selling them in the near term. Held-to-maturity securities are those securities in which the Company has the ability and intent to hold the security until maturity. All other securities not included in trading or held to maturity are classified as available-for-sale. The Company accounts for its investments based on settlement date. As of December 31, 1994, all investments were classified as trading securities and are recorded at fair value. The cost and market value of these marketable equity securities were $162,297 and $172,038, respectively, at December 31, 1994.


                                                                     (Continued)

                     SOFTWARE RESOURCES OF NEW JERSEY, INC.

     Furniture, Fixtures and Equipment

     Furniture, fixtures and equipment are stated at cost. Depreciation is provided for over the estimated useful lives of the assets on a straight-line basis.

     Income Taxes

     The Company files its corporate tax returns using the cash basis of accounting. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be realized or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     The Company and AWE will file consolidated federal and state income tax returns beginning in 1996.

     Reclassifications

     Certain reclassifications have been made to the 1994 financial statements to conform to the 1995 presentation.

(2)  Furniture, Fixtures and Equipment

     Furniture, fixtures and equipment consist of the following at December 31, 1995 and 1994:

                                                           1995          1994
                                                           ----          ----

                      Office and computer equipment     $ 121,040       68,218
                      Furniture and fixtures               32,388       32,388
                                                        ---------     --------
                                                          153,428      100,606

                      Less accumulated depreciation        74,875       52,536
                                                        ---------     --------

                                                        $  78,553       48,070
                                                        =========     ========

(3)  Loan Receivable

     The Company in 1994 advanced $30,000 to an employee. The amount bore no interest and was due on demand. The balance outstanding at December 31, 1994 was $12,540. All amounts were repaid as of December 31, 1995.

(4)  Advances to Related Party

     The Company in 1994 advanced various amounts totaling $37,774 to a company that was partially owned by the Company's majority stockholder. Such amounts were non-interest bearing and were due on demand. During 1995 additional advances were made totaling $2,961. As of December 31, 1995 all amounts were repaid.


                                                                     (Continued)

                     SOFTWARE RESOURCES OF NEW JERSEY, INC.

(5)  Amounts Payable to Stockholder, Net

     As of December 31, 1994, the Company had received various amounts from its majority stockholder in the amount of $37,539 and had advanced $13,190 to this stockholder. The amounts bear no interest and are payable on demand. The net amount outstanding at December 31, 1995 and 1994 is $1,271 and $24,349, respectively.

(6)  Income Taxes

     The components of the provision for (recovery of) income taxes for the years ended December 31, 1995 and 1994 are as follows:

                                  1995                          1994
                    ------------------------------------------------------------
                      Total      Federal     State    Total    Federal    State

        Current    $ (25,000)    (25,000)        -    36,000    22,000    14,000
        Deferred       9,000       7,650     1,350    25,000    22,000     3,000
                    --------    --------    ------   -------   -------   -------

                   $ (16,000)    (17,350)    1,350    61,000    44,000    17,000
                    ========    ========    ======   =======   =======   =======

     A reconciliation between the actual income tax expense (recovery) and income taxes computed by applying the statutory Federal income tax rate to earnings (loss) before provision for (recovery of) income taxes for the years ended December 31, 1995 and 1994 is as follows:

                                                            1995          1994
                                                            ----          ----

       Income tax expense (recovery) at 34%              $(33,000)       44,000
       Utilization of net operating loss carryforward        --         (24,000)
       Nondeductible expenses                               8,000        20,000
       State income taxes, net of Federal benefit           1,000        11,000
       Other                                                8,000        10,000
                                                         --------      --------

                                                         $(16,000)       61,000
                                                         ========      ========

     The tax effects of temporary differences that give rise to significant portions of the deferred tax liability at December 31, 1995 and 1994 are presented below:

                                                          1995          1994
                                                          ----          ----
       Deferred tax liability:
          Accrual to cash adjustment                    $22,000        17,000
          Property and equipment, principally
              due to differences in depreciation         12,000         8,000
                                                        -------       -------

                         Deferred tax liability         $34,000        25,000
                                                        =======       =======


                                                                     (Continued)

                     SOFTWARE RESOURCES OF NEW JERSEY, INC.

     At December 31, 1995, the Company has no net operating loss carryforwards
        (NOL's) available for Federal income tax purposes as it utilized its 1995 generated tax loss to carryback to 1994 thereby generating an income tax receivable of approximately $30,000 at December 31, 1995. The Company utilized approximately $72,000 of its previous available NOL in 1994.

(7)  Business and Credit Concentrations

     The majority of the Company's customers are corporations and technical programming brokers. In 1995 and 1994, no customer accounted for more than 10% of the Company's revenues.

(8)  Employee Benefit Plans

     The Company provides a profit sharing plan and a 401(k) plan for its employees. The Company contributes 10% to the profit sharing plan and matches employees' contributions to the 401(k) plan. The Company paid $1,843,136 and $1,551,829 for these plans in 1995 and 1994, respectively. The Company does not provide its employees any postretirement or postemployment benefits.

(9)  Commitments

     (a)  Leases

     The Company leases its office facility under a long-term lease agreement that expires in June 1998. The Company also leases various office equipment. The following is a schedule of future minimum lease payments for noncancellable operating leases (with initial or remaining terms in excess of one year) as of December 31, 1995:

                      Year ending December 31:
                           1996                           $ 20,423
                           1997                             19,727
                           1998                              8,280
                                                          --------

                      Total minimum lease payments        $ 48,430
                                                          ========

     The lease for the office facility requires the Company to pay its proportionate share of real estate taxes and other common charges. Total rent expense was $18,634 and $16,133 for the years ended December 31, 1995 and 1994, respectively.

     (b)  Employment Contract

     Upon AWE's acquisition of the Company, the Company's president entered into a seven year employment contract with AWE. The contract stipulates a base salary of $150,000, subject to annual performance increases, and an annual bonus of approximately $33,000, subject to the Company meeting certain financial requirements.

(10) Common Stock

     The Company in February 1995 granted nine shares of common stock to two employees. The share awards were valued at fair market value and the corresponding charge to operations of $18,000 was recorded in the year ended December 31, 1995.


                                                                     (Continued)

                     SOFTWARE RESOURCES OF NEW JERSEY, INC.

(11) Merger

     On November 20, 1995, the Company and AWE entered into an agreement and plan of reorganization and merger with CompLink which contemplates that all of AWE's outstanding common stock will be acquired by CompLink. Shareholders of AWE will receive .1894238 shares of CompLink for each share of AWE's common stock. The merger is subject to shareholder approval and there can be no assurance that the agreement and plan of reorganization and merger will be approved and that the transaction contemplated by the agreement will close or become effective.

                    THE NETPLEX GROUP, INC. AND SUBSIDIARIES

               PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

                                  (Unaudited)

     The following unaudited pro forma combined condensed financial statements assume that mergers of Complink and Netplex and Complink and America's Work Exchange were consummated as of the beginning of the period presented and combines the condensed unaudited consolidated statements of operations for the six months ended June 30, 1996 for CompLink, Netplex and AWE, and combines CompLink's historical condensed unaudited consolidated statements of operations for the twelve months ended December 31, 1995 and Netplex's and AWE's audited historical condensed statements of operations for the years ended December 31, 1995. The pro forma combined condensed financial statements reflect certain adjustments for transaction fees and other costs related to the Mergers, goodwill amortization and increased common shares outstanding from the Mergers.

     The pro forma combined condensed statements of operations are not necessarily indicative of operating results which would have been achieved had the Mergers been consummated as of the beginning of such periods and should not be construed as representative of future operations.

     CompLink acquired and merged with Netplex and America's Work Exchange as described in Item 2 of the Form 8-K filed on June 7, 1996, by issuing 3,250,000 shares of CompLink Common Stock, or 50.4% of CompLink's outstanding common stock after the Mergers. The Mergers have been accounted for under the purchase method of accounting as a reverse merger, since the shareholders of the acquirees, which have common control, received the larger percentage of the voting rights of the combined entity. The Mergers resulted in a recapitalization of the accounting acquirors so that the resulting capitalization after the Mergers will be that of CompLink's giving effect to the new share issuance and the elimination of CompLink's accumulated deficit. The acquisition of the assets and liabilities of CompLink have been accounted for at book value, which approximates fair value.

                             Assets

Current assets:
    Cash and cash equivalents .......................................   $ 2,109
    Accounts receivable, less allowance for doubtful accounts .......     3,192
    Note receivable .................................................        79
    Prepaid expenses and other current assets .......................       198
                                                                        -------

                       Total current assets .........................     5,578

Furniture, fixtures and equipment, net of accumulated depreciation ..       592
Loans receivable from officers ......................................        29
Other assets ........................................................       563
Excess cost over net assets acquired, net of accumulated amortization       172
                                                                        -------

                       Total assets .................................   $ 6,933
                                                                        =======


                   Liabilities and Stockholders' Equity

Current liabilities:
    Accounts payable and accrued expenses ...........................     4,332
    Deferred revenue ................................................       131
    Line of Credit ..................................................       400
    Obligations under capital leases ................................        29
                                                                        -------

                       Total current liabilities ....................     4,892
                                                                        -------


Stockholders' equity:
    Preferred stock, par value $.01 per share;  2,000,000 shares
       authorized;  none issued .....................................      --
    Common stock, par value $.01 per share;  20,000,000 shares
       authorized;  6,447,608 shares issued and outstanding .........        65
    Additional paid-in capital ......................................     4,052
    Accumulated deficit .............................................    (2,076)
                                                                        -------

                       Total stockholders' equity ...................     2,041
                                                                        -------

                       Total liabilities and stockholders' equity ...   $ 6,933
                                                                        =======

                                                        Six Months
                                                          Ended      Year Ended
                                                         June 30,   December 31,
                                                           1996         1995
                                                         --------   ------------

Revenues ...........................................     $ 16,603        27,318

Cost of sales ......................................       13,584        23,613
                                                         --------      --------

Gross profit .......................................        3,019         3,705
                                                         --------      --------

Business unit expenses:
                 Selling and marketing .............          740         1,739
                 Operating and administrative ......        2,947         3,313
                                                         --------      --------

                                                            3,687         5,052
                                                         --------      --------

Business unit operating income (loss) ..............         (668)       (1,347)
                                                         --------      --------

Corporate expenses:
                 Research and development ..........          414           503
                 General and administrative ........        1,112         1,739
                                                         --------      --------

                                                            1,526         2,242
                                                         --------      --------

Operating income (loss) ............................       (2,194)       (3,589)
                                                         --------      --------

Other income (expense):
                 Interest income ...................           24           142
                 Interest expense ..................           (5)            0
                 Other .............................            0            36
                                                         --------      --------

Loss before income taxes ...........................       (2,175)       (3,411)
                                                         --------      --------

Recovery of income taxes ...........................         --              (4)
                                                         --------      --------

Net loss ...........................................     $ (2,175)       (3,407)
                                                         ========      ========

Net loss per share .................................     $  (0.34)        (0.52)
                                                         ========      ========

Weighted average number of common
                 shares outstanding ................        6,448         6,496
                                                         ========      ========